EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the registration statement (No. 333-67190) on Form S-3 of Conexant Systems, Inc. of our report dated January 18, 2000 on the consolidated financial statements of Maker Communications, Inc. included in Conexant Systems, Inc.'s Form 8-K dated April 3, 2000 and to all references to our Firm included in this Amendment No. 1 to the registration statement (No. 333-67190).

ARTHUR ANDERSEN LLP

Boston, Massachusetts
September 24, 2001